Pricing Supplement No. 6
Dated: May 16,2005                                   Filing Under Rule 424(b)(3)
(To Prospectus dated November 6, 2001 and            Registration Nos. 333-72540
Prospectus Supplement dated May 15, 2002)                          and 333-04288


                                  $125,000,000
                              UGI UTILITIES, INC.
                           SERIES C MEDIUM-TERM NOTES

PRINCIPAL AMOUNT: $20,000,000             CUSIP: 90269Q AM 1                FIXED RATE NOTE: YES
                                                                                            -----

AMORTIZING NOTE: YES       NO  X          INDEXED NOTE: YES    NO  X        FLOATING RATE NOTE: NO
                    -----    -----                     -----     -----                         -----

         (SEE BELOW)                              (SEE BELOW)                      (SEE BELOW)

FIXED RATE NOTES/FLOATING RATE NOTES:                        FLOATING RATE NOTES:

   Original Issue Date:  May 19, 2005                        Base Rate:
   Interest Rate (if fixed rate):  5.16%                              CD Rate
      Subject to change before maturity date:                   -----
         Yes      (See Below) No  X                                   CMT Rate
            -----               ------                          -----
   Maturity Date:  May 15, 2015                                       Commercial Paper Rate
   Issue Price (as a percentage of                              -----
      principal amount): 100%                                         Federal Funds Rate
   Presenting Agent/Principal: Wachovia Securities              -----
      Commission (%):  0.625%                                         LIBOR (See Below)
   Net Proceeds to the Company (%):  99.375%                    -----
   Redemption Commencement Date (if any):  N/A                        Prime Rate
   Repayment Dates (if any):  N/A                               -----
   Redemption Price:  N/A                                             Treasury Rate
   Repayment Price:  N/A                                        -----
Interest Payment Dates: May 15, Nov 15                                Other (See Below)
   Original Issue Discount Note:                                -----
      Yes:      No:  X                                       Index Maturity:
          -----    -----                                     Spread (plus or minus):
      If Yes:                                                   Subject to change before maturity date:
         Yield to Maturity:                                        Yes      (See Below)   No
         Initial Accrual Period:                                      -----                 -----
         OID Default Amount:                                 Spread Multiplier:
   Reset of Interest Rate, Spread or                            Subject to change before maturity date:
      Spread Multiplier:                                           Yes      (See Below)   No
      Yes:      (See Below)  No:  X                                   -----                 -----
          -----                 -----                        Maximum Interest Rate:
   Any material United States income tax                     Minimum Interest Rate:
      consequences of purchasing, holding or                 Initial Interest Period:
      disposing of the Notes:                                Initial Interest Rate:
      A/S:  X      Other:                                    Interest Reset Periods:
          -----          ---------------                     Interest Reset Dates:
                                                             Interest Determination Dates:
                                                             Calculation Dates:  A/S
                                                             Regular Record Date:  A/S

                              NO ADDITIONAL TERMS



          As of the date of this Pricing Supplement the aggregate initial public offering price of the Notes (as defined in the Prospectus Supplement) which have been sold (including the Notes to which this Pricing Supplement relates) is $ 125,000,000; and the aggregate initial public offering price of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $ 125,000,000. "N/A" as used herein means "Not Applicable", "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."


                              WACHOVIA SECURITIES